Exhibit 10.65

JOINDER TO REGISTRATION RIGHTS AGREEMENT

October 12, 2022

Reference is made to that certain Registration Rights Agreement (as may be further amended and/or restated from time to time, the “Registration Rights Agreement”), dated as of August 4, 2021, by and among Gladstone Acquisition Corporation, a Delaware corporation (the “Company”), Gladstone Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and the undersigned parties listed under Holders on the signature page thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

The undersigned hereby agrees to and does become party to the Registration Rights Agreement as a Holder thereunder. Pursuant to Section 5.2 of the Registration Rights Agreement, the undersigned further agrees to be bound by the Founder Shares Lock-Up Period and Private Placement Lock-Up Period applicable to the Registrable Securities transferred to it by Sponsor. This Joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below the undersigned is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder as of the date first set forth above.

HOLDER

DARKPULSE, INC.
a Delaware corporation

		By:	/s/ Dennis O’Leary
		Name:	Dennis O’Leary
ACKNOWLEDGED AND AGREED TO BY:

GLOBAL SYSTEM DYNAMICS INC.
a Delaware corporation

By:	/s/ J. Richard Iler
Name:	J. Richard Iler
Title:	Chief Financial & Principal Executive Officer